SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

[ ]     Preliminary Information Statement

[ ]     Confidential, for use of the Commission only (as permitted by Rule 14a-5(d)(2))

[X]     Definitive Information Statement

                            First Banks America, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:
                                                                          ----------------------------------

        (2) Aggregate number of securities to which transaction applies:
                                                                       -------------------------------------

        (3) Per unit price  or other underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                     ---------------------------------------

        (4) Proposed maximum aggregate value of transaction:
                                                           -------------------------------------------------

        (5) Total fee paid:
                          ----------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if  any  part of  the fee is offset as  provided  by  Exchange
        Act Rule  0-11(a)(2)  and identify  the filing for which the  offsetting
        fee was paid  previously.   Identify the previous filing by registration
        statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
                                   -------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:
                                                         ---------------------------------------------------

        (3) Filing Party:
                         -----------------------------------------------------------------------------------

        (4) Date Filed:
                       -------------------------------------------------------------------------------------


                            FIRST BANKS AMERICA, INC.
                                135 North Meramec
                             Clayton, Missouri 63141


                                December 5, 2000

To the Stockholders of First Banks America, Inc.:

         First Banks America, Inc., a Delaware corporation ("FBA"), has obtained the written consent of its majority stockholder, First Banks, Inc., a Missouri corporation, approving an amendment to our Restated Certificate of Incorporation authorizing an increase in the number of shares of Common Stock which may be issued by FBA. This amendment was first approved by the Board of Directors of FBA.

         No action on your part is necessary. In accordance with applicable provisions of the Delaware General Corporation Law and the Securities Exchange Act of 1934, we are providing you with the enclosed Information Statement describing the amendment and related information.


                                             By Order of the Board of Directors,


                                             /s/Allen H. Blake
                                             -----------------------------------
Clayton, Missouri                               Secretary
December 5, 2000

                            FIRST BANKS AMERICA, INC.

                              INFORMATION STATEMENT

                                December 5, 2000


         This Information Statement is being furnished to record holders as of November 30, 2000, of Common Stock of First Banks America, Inc., a Delaware corporation ("FBA"), in order to notify such holders that the majority stockholder of FBA, First Banks, Inc., a Missouri corporation ("First Banks"), has executed a written consent approving an amendment (the "Amendment") to the Restated Certificate of Incorporation of FBA (the "Certificate of Incorporation") for the purpose of increasing the number of shares of Common Stock, $0.15 par value, which are authorized to be issued. The Certificate of Incorporation currently provides that the authorized capital stock of FBA consists of 6,666,666 shares of Common Stock and 4,000,000 shares of Class B Common Stock, $0.15 par value. When the Amendment is effective, the authorized number of shares of Common Stock which may be issued without additional action by stockholders will be increased from 6,666,666 to 15,000,000.

         We are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

Action to be Taken

         Under Delaware law, the holders of the number of shares of voting stock of FBA that are legally required to take action at a meeting of stockholders have the right, without the necessity of holding a meeting, to sign a written consent authorizing corporate action. In the case of an amendment to the Certificate of Incorporation such as that described in this Information Statement, the holder or holders of a majority of the outstanding voting stock have such a right. First Banks, which owned approximately 90.47% of the outstanding voting stock of FBA as of November 30, 2000, the record date ("Record Date"), has signed a Written Consent authorizing the amendment described above (the "Amendment").

         In  accordance  with  the  notice   requirement  of  Delaware  law  and
applicable regulations of the Securities and Exchange Commission, FBA has prepared and mailed this Information Statement for the purpose of notifying persons who were stockholders as of the Record Date of the Written Consent. FBA intends to file the Amendment in the Office of the Secretary of State of Delaware on December 26, 2000, and upon its acceptance, the Amendment will be effective.

         As soon as practicable following the effectiveness of the Amendment, FBA intends to issue 3,009,700 shares of Common Stock to First Banks in order to fulfill the terms of the recent acquisition by FBA of all of the outstanding stock of First Bank & Trust, a California banking corporation that was owned by First Banks until October 31, 2000. Additional information regarding the issuance of stock appears under the caption "PURPOSE OF THE AMENDMENT."

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

         Holders of record of outstanding shares of Common Stock and Class B Common Stock as of the Record Date are entitled to notice of action to be taken after authorization by written consent. As of the Record Date, there were issued and outstanding 6,601,003 shares of Common Stock and 2,500,000 shares of Class B Common Stock.

         The rights of the Class B Common Stock are in most respects equivalent to the rights associated with the Common Stock, except the Common Stock has a dividend preference over the Class B Common Stock, and the Class B Common Stock is unregistered and transferable only in certain limited circumstances. The outstanding shares of Class B Common Stock became convertible on August 31, 1999, at the option of the holder, into an equal number of shares of Common Stock. Each share of Common Stock and Class B Common Stock is entitled to one vote in the election of directors and in other matters on which a vote of stockholders is taken.

         Because First Banks has sufficient voting power to approve the Amendment and has done so by executing the Written Consent, no proxies or written consents of other stockholders are being requested.

         We are not asking you for a Proxy and you are requested not to send us a Proxy.

Security Ownership of Management and of Controlling Stockholder

         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of Common Stock and Class B Common Stock by each person known to FBA to be the beneficial owner of more than five percent of the outstanding shares of either class of stock, by each director, by executive officers and by all executive officers and directors as a group:

-------------------------- ---------------------------- -------------------------------------- -------------

        Title of            Name of Beneficial Owner       Number of Shares and Nature of       Percent of
          Class                                                 Beneficial Ownership              Class
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Class B Stock              First Banks, Inc.                     2,500,000 (1)(2)(3)               100.0%
                           135 N. Meramec
                           Clayton, Missouri 63105
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------


Class B Stock              James F. Dierberg                     2,500,000 (1)(2)(3)               100.0
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               First Banks, Inc.                     5,731,650 (1)(2)(3)                86.8
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               James F. Dierberg                     5,731,650 (1)(2)(3)                86.8
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Allen H. Blake                                0                           0
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Charles A. Crocco, Jr.                    7,772 (4)                       *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Albert M. Lavezzo                        10,210 (4)                       *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Terrance M. McCarthy                      2,000 (4)                       *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Frank H. Sanfilippo                           0                           0
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Ellen D. Schepman                         1,000 (2)(3)(4)                 *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Edward T. Story, Jr.                     10,682 (4)                       *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               David F. Weaver                           2,974 (4)                       *
-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

Common Stock               Donald W. Williams                          100 (4)                       *

-------------------------- ---------------------------- -------------------------------------- -------------
-------------------------- ---------------------------- -------------------------------------- -------------

All executive officers                                            5,766,388 shares                 87.4% of
and directors as a group                                            common stock               common stock
(10 persons)
                                                                                                 100% of
                                                                  2,500,000 shares               Class B
                                                                    Class B stock                 stock
-------------------------- ---------------------------- -------------------------------------- -------------


* Less than one percent.

(1) The shares shown as beneficially owned by First Banks and James F. Dierberg comprise 100% of the outstanding shares of Class B Stock and 86.8% of the outstanding shares of common stock. Each share of common stock and Class B stock is entitled to one vote on matters subject to stockholder vote. All of the shares of Class B stock and common stock owned by First Banks are pledged to secure a loan to First Banks from a group of unaffiliated lenders. The related credit agreement contains customary provisions which could ultimately result in transfer of such shares if First Banks were to default in the repayment of the loan and such default were not cured, or other arrangements satisfactory to the lenders were not made, by First Banks.
(2) The controlling stockholders of First Banks are (i) the James F. Dierberg, II Family Trust, dated December 30, 1992; (ii) Mary W. Dierberg and Michael James Dierberg, trustees under the living trust of Michael James Dierberg, dated July 24, 1989; (iii) the Ellen C. Dierberg Family Trust, dated December 30, 1992; (iv) James F. Dierberg, trustee of the James F. Dierberg living trust, dated October 8, 1985; (v) the Michael J. Dierberg Family Trust, dated December 30, 1992; and (vi) First Trust (Mary W. Dierberg and First Bank, Trustees) established U/I James F. Dierberg, dated December 12, 1992. Mr. James F. Dierberg and Mrs. Mary W. Dierberg are husband and wife, and Messrs. James F. Dierberg, II, Michael James Dierberg and Mrs. Ellen D. Schepman are their adult children.
(3) Due to the relationships among James F. Dierberg, Mary W. Dierberg, First Bank and the three adult children of James F. and Mary W. Dierberg, Mr. Dierberg is deemed to share voting and investment power over all of the outstanding voting stock of First Banks, which in turn exercises voting and investment power over the shares of common stock and Class B stock attributed to it in the table.
(4) All of the shares attributed in the table to Messrs. Crocco, Lavezzo, McCarthy, Story, Weaver and Williams and Mrs. Schepman are owned by them directly.


                            PURPOSE OF THE AMENDMENT

         Acquisition of First Bank & Trust. On October 31, 2000, FBA consummated the acquisition of First Bank & Trust, a California banking corporation previously owned by First Banks. The terms of this acquisition were approved by the stockholders of FBA at the Annual Meeting of Stockholders held on October 11, 2000 (the "Annual Meeting"). In a series of transactions also consummated on October 31, 2000, FBA also merged its banking subsidiaries together in a single California state bank, which adopted the name "First Bank & Trust." As a result of these transactions and the acquisition of Commercial Bank of San Francisco, an unaffiliated bank, also on October 31, 2000, all of FBA's banking operations (consisting of 45 branches located in California and six branches in Texas) are now conducted in the single bank charter using the name "First Bank & Trust."

         The acquisition of First Bank & Trust was accomplished pursuant to an agreement which obligated FBA to issue 6,530,769 shares of Common Stock to First Banks, based upon an exchange ratio whereby 1.3821 shares of Common Stock were to be issued for each outstanding share of common stock of First Bank & Trust. This exchange ratio and other terms of the acquisition were described in detail in the Proxy Statement dated September 11, 2000 (the "Proxy Statement") distributed to FBA's stockholders prior to the Annual Meeting.

         At the time of the consummation of the merger, however, FBA's Certificate of Incorporation did not provide for the issuance of a sufficient number of shares of Common Stock to fulfill this requirement of the acquisition. In order to issue that number of shares, FBA would have to have amended its Certificate of Incorporation prior to October 31, 2000. Rather than delay the closing of the acquisition until such an amendment could be authorized, FBA and First Banks entered into an agreement to consummate the acquisition, for FBA to issue as many shares of Common Stock to First Banks as were then authorized and available for issuance, and to proceed promptly to take the actions necessary in order to authorize the additional shares. As a result, 3,521,069 shares of Common Stock were actually issued to First Banks upon the closing of the acquisition (resulting in ownership by First Banks of approximately 90.45% of all of FBA's outstanding voting stock), and the remaining 3,009,700 shares will be issued promptly after the Amendment is effective. When the remaining 3,009,700 shares are issued, First Banks will have received the number of shares of Common Stock described in the Proxy Statement.

         Pursuant to the laws of Delaware, FBA's state of incorporation, First Banks executed a Written Consent approving the Amendment on November 30, 2000. Under applicable requirements of the Securities Exchange Act of 1934, FBA anticipates that the Amendment will be submitted to the Secretary of State of Delaware on or about December 26, 2000 and will become effective upon acceptance of the Amendment. The remaining shares of Common Stock required to fulfill FBA's obligations pursuant to the acquisition will be issued to First Banks as soon as practicable thereafter.

Text of the Amendment

         The relevant provision of FBA's Certificate of Incorporation will read as follows, when the Amendment is effective (the only revisions - in the number of total shares authorized to be issued, and in the number of shares of Common Stock authorized to be issued - are in bold print):

                 FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is nineteen million (19,000,000) shares consisting of
        (a) fifteen million (15,000,000) shares of a class designated Common Stock, par value $0.15 per share ("Common Stock"), and
        (b) four million (4,000,000) shares of a class designated Class B Common Stock, par value $0.15 per share ("Class B Common Stock").

Purposes and Effects of the Amendment

         The principal purposes of the Amendment are (1) to enable FBA to fulfill the requirements of the acquisition of First Bank & Trust to issue a total of 6,530,769 shares of Common Stock to First Banks and (2) to provide in the Certificate of Incorporation for a sufficient number of additional, unissued shares so that, if an appropriate opportunity arises to issue Common Stock in one or more transactions, this can be done without the necessity of additional approval by the stockholders.

         Prior to the acquisition of First Bank & Trust, there were outstanding 3,079,934 shares of Common Stock and 2,500,000 shares of Class B Common Stock. Of the authorized but unissued shares of Common Stock, 2,500,000 were reserved for issuance to First Banks upon conversion of the Class B Common Stock (which has been convertible at the option of First Banks into an equivalent number of shares of Common Stock since 1999), and 65,663 shares were reserved for issuance in the event of the exercise of outstanding warrants to purchase Common Stock.

         After the Amendment is effective and 2,565,663 shares of Common Stock are reserved for the purposes stated above, FBA will have authorized and available for issuance approximately 2,823,634 shares of Common Stock. FBA does not have a present intention to issue any of such shares, but there are various circumstances under which shares might be issued for corporate purposes of FBA. These include, but are not limited to, the possible issuance of shares of Common Stock to the owners of a bank or other company to be acquired by FBA, the issuance or reservation of shares of Common Stock in connection with a financing, or other possible transactions. The Board of Directors, which would still be required to authorize the issuance of stock in such transactions, determined that it would be in FBA's best interest to have a reasonable number of shares available for future transactions, and thus decided that it would be advisable to amend the Certificate of Incorporation as described herein.

         No action is required to be taken by the stockholders, and you are not requested to sign or submit a Proxy or Written Consent.